UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 30, 2006

Allegheny Bancshares, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

West Virginia	000-50151	22-3888163
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

PO Box 487, 300 N Main St, Franklin, West Virginia		26807
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	304-358-2311

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

At its regularly scheduled meeting held May 11, 2006, the Board of Directors of Allegheny Bancshares, Inc., (Allegheny), was informed that S.B. Hoover & Company, LLP, (Hoover) had made a decision to cease being a registered independent public accounting firm pursuant to rules adopted by the Public Company Accounting Oversight Board (PCAOB) and would decline to stand for reappointment as the independent auditors for Allegheny if Allegheny remained a registrant under the Securities and Exchange Act of 1934 (Act). Hoover had informed management and the Audit Committee in December 2005 that it would decline to stand for re-election after the completion of audit for the year ending December 31, 2005, if Allegheny remained a registrant. Allegheny and Hoover agreed that Hoover would remain Allegheny’s external auditor if the Advisory Committee on Smaller Public Companies recommended, and/or the Securities and Exchange Committee approved, an increase in the number of shareholders which a company could have without being required to register with the Securities and Exchange Commission under the Act. The Advisory Committee issued its report on April 23, 2006, and declined to recommend a change to the number of shareholders which a company could have without registration under the Act. On May 11, 2006, the Audit Committee was informed that no such change was forthcoming and that Allegheny was required to select a new independent auditing firm.

In order to be prepared for this event, Allegheny’s Audit Committee had begun a search for another independent auditor in January 2006. Allegheny reviewed proposals from several PCAOB registered public accounting firms. At its regularly scheduled meeting held May 11, 2006, the Board of Directors of Allegheny, upon recommendation by its Audit Committee, selected Larrowe & Company, P.L.C., as Allegheny’s independent registered public accountant for the fiscal year 2006. Larrowe & Company, P.L.C. nor any of its employees has any direct or indirect financial interest in Allegheny.

No report by S.B. Hoover & Company, LLP, contained an adverse opinion, a disclaimer of opinion, or an opinion which was qualified as to uncertainty, audit scope, or accounting principles. There have been no disagreements between Allegheny and S.B. Hoover & Company, LLP, with respect to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, during the tenure of service by S.B. Hoover & Company, LLP, for Allegheny, including but not limited to the last two fiscal years and the period from December 31, 2005 to the date of this report.

Larrowe & Company, P.L.C. had been engaged during the year ending December 31, 2005 to provide consulting services related to an internal audit of our information technology system. The fieldwork was completed prior to December 31, 2005.

Allegheny did not engage Larrowe & Company, P.L.C. regarding either the application of accounting principals to any specific transaction, or type of audit opinion that would have been rendered on Allegheny’s financial statements, and no written report or oral advice received from Larrowe & Company, P.L.C. was received that was an important factor for Allegheny in reaching a decision as to accounting, auditing, or financial reporting issue, and no there was no matter communicated between Allegheny and Larrowe & Company, P.L.C. that was the subject of disagreement or reportable event.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allegheny Bancshares, Inc.

May 30, 2006	By:	/s/William A Loving, Jr., CLBB

Name: William A Loving, Jr., CLBB
Title: Executive Vice President / CEO

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Exhibit Index

Exhibit No.	Description

16.doc	Amended 8K Exhibit - SB Hoover